Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS SECOND QUARTER 2026 RESULTS

Q2 FINANCIAL RESULTS
▪Net income: $24.9 million.
▪Same-Property Hotel EBITDA: $123.3 million, $6.6 million above the high end of the Company’s outlook and 7.1% higher than Q2 2025.
▪Adjusted EBITDAre: $116.2 million, $6.2 million above the high end of the outlook.
▪Adjusted FFO per diluted share: $0.68, $0.06 over the high end of the outlook.

Q2 HOTEL OPERATING RESULTS & TRENDS
▪Healthy Business Transient and Leisure Demand with Improving Pricing Power: Same-Property RevPAR +6.5%, driven by ADR +4.7% and Occupancy +1.7%; Same-Property Total RevPAR +4.7%.
▪Resorts and San Francisco Led Q2 Growth: Resort RevPAR +12.0%, Total RevPAR +10.9%, and Hotel EBITDA +18.5% on broad-based leisure transient and group demand and continued growth in out-of-room spend; San Francisco RevPAR +16.0% and Hotel EBITDA +24.6% on robust citywide convention activity and strong growth in business transient and leisure demand.
▪Market Specific Headwinds: Washington, DC RevPAR declined 9.9%, reflecting continued weakness in government-related demand, and RevPAR at the Company’s four urban San Diego hotels declined 9.1%, as expected, due to a weaker convention calendar. Excluding the four San Diego hotels, Same-Property RevPAR increased 8.6% and Same-Property Total RevPAR grew 6.3%.
▪Solid Expense Control and Flow-Through: Same-Property Total Revenue grew 4.8% while Same-Property Total Expenses rose just 3.8%, driving a 7.1% increase in Same-Property Hotel EBITDA and 67 basis points of EBITDA margin expansion.

CAPITAL ALLOCATION & BALANCE SHEET
▪Dispositions: Sold the Chamberlain West Hollywood Hotel for $43.5 million; as partial consideration, the Company accepted Pebblebrook preferred shares at an agreed value of $26.1 million, retiring them at a 23% discount to their $33.7 million liquidation preference.
▪Capital Investments: $12.5 million in Q2; $65 to $75 million expected for 2026.
▪Balance Sheet: Net debt/TTM corporate EBITDA declined to 5.3x; cash and restricted cash increased to $270 million at quarter end; weighted-average interest rate remained a sector-low 4.1%; the remaining $350 million of December 2026 maturing convertible notes are fully funded, with no other maturities until 2028.

2026 OUTLOOK
▪Net income (loss): ($1.7) to $6.3 million.
▪Same-Property Total RevPAR Growth Rate: +4.1% to +5.3%; midpoint +70 basis points.
▪Adjusted EBITDAre: $345.0 to $353.0 million; midpoint +$8.5 million.
▪Adjusted FFO per diluted share: $1.69 to $1.76; midpoint +$0.08.
▪Free Cash Flow per diluted share: $1.04 to $1.11; midpoint +$0.08.

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-
GAAP financial measures used in the table above and elsewhere in this press release. The sector-low weighted average interest rate is based on Pebblebrook’s analysis of EDGAR filings to date for all listed lodging REITs.

“
Our quarterly results significantly exceeded our outlook for the second time this year. Both business and leisure demand continued to grow, our premium portfolio, which attracts a higher-income guest base, supported improved pricing power, and our strategic operating efficiency initiatives converted stronger revenues into higher profitability.
“Our resorts were once again a standout, with Total RevPAR increasing 10.9% from last year, led by LaPlaya Beach Resort & Club, Estancia La Jolla Hotel & Spa, Paradise Point Resort & Spa, and Newport Harbor Island Resort. San Francisco’s recovery continued to gain momentum as robust corporate and leisure demand, coupled with an active citywide convention calendar, drove RevPAR 16.0% higher year-over-year. Chicago, Los Angeles, and Boston also benefited from healthy year-over-year rate lift.
“We are raising our full-year outlook to reflect our significantly stronger-than-expected second-quarter results while maintaining our prior assumptions for the second half of the year. While current booking trends across both business and leisure remain encouraging, we continue to take the year one quarter at a time and remain appropriately cautious given ongoing geopolitical, policy, and broader economic uncertainty.”
-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter			Six months ended June 30,
Same-Property and Corporate Highlights	2026	2025	Var	2026	2025	Var
	($ in millions except per share and RevPAR data)
Net income/(loss)	$24.9	$19.3	29.2%	$6.5	($12.9)	NM
Same-Property RevPAR(1,2)	$259	$244	6.5%	$238	$218	8.8%
Same-Property Total RevPAR(1,2)	$405	$387	4.7%	$376	$350	7.1%
Same-Property Room Revenues(1,2)	$258.2	$242.3	6.6%	$472.7	$434.2	8.9%
Same-Property Total Revenues(1,2)	$403.3	$385.0	4.8%	$747.2	$697.1	7.2%
Same-Property Total Expenses(1,2)	$280.0	$269.8	3.8%	$541.6	$517.5	4.7%
Same-Property Hotel EBITDA(1,2)	$123.3	$115.1	7.1%	$205.6	$179.6	14.5%
Adjusted EBITDAre(1)	$116.2	$117.0	(0.7%)	$189.5	$173.5	9.2%
Adjusted FFO(1)	$77.5	$77.4	—%	$114.5	$96.2	19.0%
Adjusted FFO per diluted share(1)	$0.68	$0.65	4.6%	$0.99	$0.80	23.8%
Free Cash Flow per diluted share(3)	$0.56	$0.45	24.4%	$0.76	$0.45	68.9%

NM = Not Meaningful
(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Same-Property Hotel EBITDA, EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.
(2)Includes information for all hotels the Company owned as of June 30, 2026, except for the following:
•Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.
(3) Free Cash Flow is calculated as Adjusted FFO less capital investments and common dividends paid.

“The second quarter’s broad-based outperformance demonstrates the improving earnings power of our portfolio,” noted Mr. Bortz. “Demand across our resorts remained very strong, driven by healthy growth in leisure transient and business group, which allowed the resorts to achieve a significant 7.5% increase in average prices. We also experienced ongoing strength across many of our urban markets, where business transient demand delivered healthy growth and leisure demand continued to recover.

“San Francisco was a highlight for the quarter, with the city’s recovery spanning multiple demand segments. Growth accelerated through the second quarter, driven by strength from corporate and technology-related conventions, improving business transient demand consistent with the market’s record-setting office leasing trends, and continued leisure momentum as tourism returns to the city. San Francisco’s positive trajectory is one of the many reasons we believe the favorable lodging cycle currently unfolding supports a multi-year recovery, driven by improving hotel demand, a continued rebound in both group and business transient travel, and historically low new supply growth expected to persist for several years. Together with a robust calendar of major events across our markets through 2028, these dynamics reinforce our belief in a sustained period of favorable lodging fundamentals.”

The quarter was led by higher-rated transient demand, with transient revenue increasing nearly 10% on 7% ADR growth. Group revenue declined slightly, reflecting weaker convention calendars in San Diego and Boston, rather than a pullback in corporate demand. This mix shift caused Total RevPAR to trail RevPAR, as urban banquet and catering revenue declined 20%, concentrated where citywide calendars were the weakest and in cities with World Cup matches. This was partly offset by strong spending at the Company’s resorts, including nearly 11% growth in Same-Property resort food & beverage revenue.

“While World Cup-related demand provided a modest rate benefit around match dates at our Boston and San Francisco hotels, as we expected, it was not a meaningful driver of incremental demand in our markets during the second quarter, as it generally displaced other normally recurring demand,” advised Mr. Bortz.

The Company estimates that World Cup-related demand contributed approximately 60 to 100 basis points of incremental RevPAR growth and $0.5 to $1.0 million of Hotel EBITDA during the second quarter.

                                                        Page 2

The Company’s strategic operating efficiency initiatives and continued expense discipline again converted healthy revenue growth into stronger profitability. Same-Property Total Revenues increased 4.8%, well above the high end of the Company’s Outlook, while Same-Property Total Expenses rose just 3.8%. This drove Same-Property Hotel EBITDA margins to 30.6%, an expansion of 67 basis points.

On a per-occupied-room basis, total expenses were held to a 2.0% increase, while expenses before fixed costs grew just 2.2%. This demonstrates improving operating leverage, as both fixed and semi-fixed costs are spread across more occupied rooms, while productivity, cost-control, technology, and other efficiency initiatives limit variable expense growth.

The Company also completed its property insurance renewal on June 1, 2026, securing a 27% premium reduction, or $6.1 million in annual savings, versus the prior year’s program—a result that was better than anticipated. The renewal outcome reflected favorable insurance-market conditions, disciplined program design, and recent asset-hardening investments completed last year at weather-exposed properties. The lower premiums provide a visible expense reduction tailwind through May of next year.

For the first half of 2026, Same-Property Total Revenues climbed 7.2%, while Same-Property Total Expenses grew just 4.7%, driving 175 basis points of EBITDA margin expansion and 14.5% growth in Same-Property Hotel EBITDA. These results demonstrate the compounding benefit of improving demand, stronger pricing, disciplined expense controls, and widespread efficiency initiatives across the Company’s portfolio.

Year-to-date, Adjusted FFO per diluted share increased 23.8% and Free Cash Flow per diluted share grew 68.9%, as strong hotel operating growth, lower capital investments, debt reduction, and common and preferred share repurchases more than offset the combined impact of the lost Hotel EBITDA from the three asset sales completed since Q4 2025 and the non-recurring business interruption income proceeds received in the first half of 2025.
Update on Strategic Dispositions
On May 27, 2026, Pebblebrook completed the sale of the 115-room Chamberlain West Hollywood Hotel in Los Angeles, California for $43.5 million, of which the Company accepted $33.7 million of preferred share liquidation preference at $26.1 million of agreed-upon value, thereby retiring these shares at a 23% discount. Over the past eight months, the Company has completed three property sales at attractive private-market valuations totaling nearly $160.0 million, representing an aggregate 15.4x EBITDA multiple and a 4.6% NOI capitalization rate, assuming a 4.0% capital reserve on total hotel revenues. These transactions underscore the Company’s disciplined execution at valuations consistent with its private-market NAV and well above its public-market valuation, highlighting the portfolio’s embedded value.
Capital Investments
During the second quarter, the Company invested $12.5 million in capital improvements across its portfolio, including the substantial completion of guestroom renovations at Chaminade Resort & Spa and Revere Hotel Boston Common. Year-to-date, capital investments across the portfolio totaled $24.4 million.
For 2026, the Company anticipates investing a total of $65 to $75 million, primarily for routine capital maintenance, select property refreshes, and a number of revenue-enhancing and operating cost reduction improvements. This significantly lower, normalized capital run-rate is an important tailwind in 2026, supporting higher discretionary free cash flow that can be utilized for debt reduction and opportunistic share repurchases.
Balance Sheet and Share Repurchases
The Company’s deleveraging trend continued in the second quarter, with net debt-to-trailing 12-month corporate EBITDA declining to 5.3x as of June 30, 2026, driven by continued EBITDA growth and disciplined net debt reductions.
As of June 30, 2026, cash, cash equivalents, and restricted cash had grown to $270.4 million, with an additional $641 million of available capacity on the Company’s $650 million senior unsecured revolving credit facility and $90 million of available capacity on its senior unsecured 2031 term loan. Combined with the Company’s lower normalized capital investments, this enhanced balance sheet position increases financial flexibility for capital allocation decisions. The Company’s consolidated debt and convertible notes carry an estimated weighted-average interest rate of 4.1% and a weighted-average debt maturity of 2.7 years, with 98% of the debt effectively fixed and 98% unsecured.

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The remaining $350 million of 2026 convertible notes that mature December 2026 are fully funded through existing cash, expected free cash flow, and available term loan capacity, with no other maturities until 2028.
During the second quarter of 2026, the Company repurchased 0.5 million common shares for $8.0 million, at an average share price of $14.77, bringing first half 2026 repurchases to 0.9 million shares at an average price of $13.62 per share. The Company also repurchased 1.5 million preferred shares for $28.6 million, including the preferred shares retired as part of the Chamberlain West Hollywood Hotel disposition, at an attractive 23% average discount to liquidation preference, reducing total outstanding preferred equity securities to $717.2 million.
Common and Preferred Dividends
On June 15, 2026, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
2026 Outlook
The second-quarter performance reinforced Pebblebrook’s key 2026 earnings drivers: continued strength and ramp-up across the resort portfolio, a broadening urban recovery led by San Francisco and Los Angeles, and the sustained benefits of the Company’s strategic operating initiatives.
The Company has raised its 2026 Outlook to reflect the stronger-than-expected second-quarter results while maintaining its prior and prudent assumptions for the second half given short booking windows and broader macroeconomic, policy, and geopolitical uncertainty. The Outlook assumes no additional acquisitions or dispositions.

The Company’s 2026 Outlook is as follows:
	2026 Outlook		Variance to Prior Outlook
	As of 7/29/26		Var to 5/28/26
	($ in millions, except per share data)
	Low	High	Low	High
Net income/(loss)	($1.7)	$6.3	$6.5	$2.5
Adjusted EBITDAre	$345.0	$353.0	$10.5	$6.5
Adjusted FFO	$194.0	$202.0	$10.0	$6.0
Adjusted FFO per diluted share	$1.69	$1.76	$0.09	$0.06
Free Cash Flow (Adj. FFO less capital investments midpoint & common divs.)	$119.5	$127.5	$5.0	$11.0

This 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions)
	Low	High	Low	High
U.S. Hotel Industry RevPAR Growth Rate	3.5%	4.5%	3.5%	2.5%
Same-Property RevPAR variance vs. 2025	4.5%	5.5%	1.75%	0.75%
Same-Property Total RevPAR variance vs. 2025	4.1%	5.3%	1.1%	0.3%

Same-Property Total Revenue variance vs. 2025	4.1%	5.3%	1.0%	0.3%
Same-Property Total Expense variance vs. 2025	2.8%	3.6%	0.4%	(0.2%)

Same-Property Hotel EBITDA	$377.0	$385.0	$10.5	$6.5
Same-Property Hotel EBITDA variance vs. 2025	8.2%	10.5%	3.0%	1.9%

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The Company’s Q3 2026 Outlook is as follows:
	Q3 2026 Outlook
	As of 7/29/26
	($ in millions, except per share data)
	Low	High
Net income	$9.0	$13.0
Adjusted EBITDAre	$92.5	$96.5
Adjusted FFO	$55.0	$59.0
Adjusted FFO per diluted share	$0.48	$0.52

This Q3 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions, except RevPAR data)
	Low	High
Same-Property RevPAR	$239	$244
Same-Property RevPAR variance vs. 2025	1.0%	3.0%
Same-Property Total RevPAR variance vs. 2025	1.4%	3.0%

Same-Property Total Revenue variance vs. 2025	1.4%	3.0%
Same-Property Total Expense variance vs. 2025	1.7%	2.5%

Same-Property Hotel EBITDA	$100.5	$104.5
Same-Property Hotel EBITDA variance vs. 2025	0.4%	4.4%
Second Quarter 2026 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, July 30, 2026, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 43 hotels and resorts, totaling approximately 10,900 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB on X.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of July 29, 2026. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$4,891,792	$5,023,457
Cash and cash equivalents	261,010	184,185
Restricted cash	9,400	12,018
Hotel receivables (net of allowance for doubtful accounts of $246 and $241, respectively)	44,286	34,184
Prepaid expenses and other assets	75,138	94,330
Total assets	$5,281,626	$5,348,174

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	892,877	897,708
Convertible senior notes, net of unamortized debt premium and deferred financing costs	741,233	739,809
Unsecured senior notes, net of unamortized deferred financing costs	394,639	393,670
Mortgage loans, net of unamortized deferred financing costs	51,951	92,905
Accounts payable, accrued expenses and other liabilities	221,655	199,631
Lease liabilities - operating leases	335,883	333,068
Deferred revenues	105,901	104,900
Accrued interest	12,978	12,106
Distribution payable	11,107	11,639
Total liabilities	2,768,224	2,785,436
Commitments and contingencies
Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $639,548 and $676,724 at June 30, 2026 and December 31, 2025, respectively), 100,000,000 shares authorized; 25,581,924 and 27,068,962 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	256	271
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 112,451,844 and 113,188,134 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	1,125	1,132
Additional paid-in capital	3,925,438	3,969,875
Accumulated other comprehensive income (loss)	6,098	605
Distributions and retained deficit	(1,514,549)	(1,503,262)
Total shareholders' equity	2,418,368	2,468,621
Non-controlling interests	95,034	94,117
Total equity	2,513,402	2,562,738
Total liabilities and equity	$5,281,626	$5,348,174

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Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Revenues:
Room	$259,713	$257,600	$474,238	$454,610
Food and beverage	102,574	105,994	193,717	192,304
Other operating	44,855	43,943	84,843	80,889
Total revenues	$407,142	$407,537	$752,798	$727,803
Expenses:
Hotel operating expenses:
Room	$64,836	$67,732	$124,351	$126,255
Food and beverage	72,386	72,658	137,845	137,226
Other direct and indirect	115,315	113,396	222,429	217,519
Total hotel operating expenses	252,537	253,786	484,625	481,000
Depreciation and amortization	52,099	57,645	104,078	115,188
Real estate taxes, personal property taxes, property insurance and ground rent	32,248	33,978	65,039	67,251
General and administrative	11,898	12,504	23,939	25,730
Impairment	1,112	—	8,800	—
Business interruption insurance income	—	(3,242)	—	(7,545)
Other operating expenses	7	478	1,025	1,028
Total operating expenses	349,901	355,149	687,506	682,652
Operating income (loss)	57,241	52,388	65,292	45,151
Interest expense	(26,056)	(27,282)	(52,370)	(54,415)
Other, net	1,444	1,991	1,254	1,019
Income (loss) before income taxes	32,629	27,097	14,176	(8,245)
Income tax (expense) benefit	(7,716)	(7,812)	(7,699)	(4,650)
Net income (loss)	24,913	19,285	6,477	(12,895)
Net income (loss) attributable to non-controlling interests	1,334	1,229	2,172	1,996
Net income (loss) attributable to the Company	23,579	18,056	4,305	(14,891)
Distributions to preferred shareholders	(9,919)	(10,632)	(20,346)	(21,263)
Repurchase of preferred shares	6,999	—	6,999	—
Net income (loss) attributable to common shareholders	$20,659	$7,424	$(9,042)	$(36,154)

Net income (loss) per share available to common shareholders, basic	$0.18	$0.06	$(0.08)	$(0.30)
Net income (loss) per share available to common shareholders, diluted	$0.17	$0.06	$(0.08)	$(0.30)
Weighted-average number of common shares, basic	112,741,241	118,172,417	113,034,743	118,685,483
Weighted-average number of common shares, diluted	127,105,098	118,383,446	113,034,743	118,685,483

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Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. Non-GAAP financial measures are measures of the Company’s historical or future financial performance that are different from measures calculated and presented in accordance with U.S. GAAP. The Company reports FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA, which are non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance.

Adjusted FFO is defined as FFO, as adjusted for transaction costs, non-cash ground rent on operating and finance lease liabilities, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, finance lease adjustment, non-cash amortization of acquired intangibles, gain on insurance settlement, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, hurricane-related costs, noncash interest expense, unrealized loss on investment, and deferred tax asset provision (benefit). The Company believes Adjusted FFO provides useful supplemental information regarding its ongoing operating performance.

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. The Company calculates EBITDAre in accordance with standards established by Nareit. EBITDAre is defined as EBITDA as adjusted for gain on sale of hotel properties and impairment loss. Adjusted EBITDAre is defined as EBITDAre, as adjusted for transaction costs, non-cash ground rent on operating and finance lease liabilities, management/franchise contract transition costs, non-cash amortization of acquired intangibles, gain on insurance settlement, amortization of share-based compensation expense, unrealized loss on investment, and hurricane-related costs. Hotel EBITDA is defined as Adjusted EBITDAre plus corporate general and administrative expenses less interest income, business interruption insurance income, and other. The Company believes that EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA provide investors useful financial measures to evaluate its operating performance, excluding the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization).

The Company believes that Same-Property Hotel EBITDA provides investors an additional useful financial measure to evaluate hotel-level operating performance of hotels that were owned and fully operating any time during the period presented. Same-Property Hotel EBITDA is calculated by excluding from Hotel EBITDA the Hotel EBITDA attributed to hotels that were neither owned nor fully operating (whether due to significant redevelopment or disruption) at any time during the period presented.

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA do not represent cash generated from operating activities as determined by U.S. GAAP and should not be considered as alternatives to U.S. GAAP net income (loss), as indications of the Company’s financial performance, or to U.S. GAAP cash flow from operating activities, as measures of liquidity. In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA are not indicative of funds available to fund cash needs, including the ability to make cash distributions.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

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Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO, FFO Available to Common Share and Unit
Holders, and Adjusted FFO Available to Common Share and Unit Holders
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$24,913	$19,285	$6,477	$(12,895)
Adjustments:
Real estate depreciation and amortization	52,043	57,584	103,966	115,071
Impairment	1,112	—	8,800	—
FFO	$78,068	$76,869	$119,243	$102,176
Distribution to preferred shareholders and unit holders	(11,083)	(11,796)	(22,674)	(23,591)
Repurchase of preferred shares	6,999	—	6,999	—
FFO available to common share and unit holders	$73,984	$65,073	$103,568	$78,585
Transaction costs	10	55	60	57
Non-cash ground rent on operating and finance leases	1,716	1,823	3,431	3,662
Management/franchise contract transition costs	50	—	130	5
Interest expense adjustment for acquired liabilities	190	237	509	561
Finance lease adjustment	768	758	1,533	1,513
Non-cash amortization of acquired intangibles	(49)	(465)	(101)	(937)
Early extinguishment of debt	—	—	627	—
Amortization of share-based compensation expense	2,563	3,522	4,869	6,741
Repurchase of preferred shares	(6,999)	—	(6,999)	—
Deferred tax provision (benefit)	5,241	6,439	5,224	3,334
Unrealized loss on investment	—	—	1,639	2,662
Adjusted FFO available to common share and unit holders	$77,474	$77,442	$114,490	$96,183

FFO per common share - basic	$0.65	$0.55	$0.91	$0.66
FFO per common share - diluted	$0.64	$0.54	$0.90	$0.65
Adjusted FFO per common share - basic	$0.68	$0.65	$1.00	$0.80
Adjusted FFO per common share - diluted	$0.68	$0.65	$0.99	$0.80

Weighted-average number of basic common shares and units	114,095,550	119,343,139	114,389,052	119,856,205
Weighted-average number of fully diluted common shares and units	114,720,192	119,554,168	115,144,200	120,309,767

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 10

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre,
Adjusted EBITDAre, Hotel EBITDA, and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Net income (loss)	$24,913	$19,285	$6,477	$(12,895)
Adjustments:
Interest expense	26,056	27,282	52,370	54,415
Income tax expense (benefit)	7,716	7,812	7,699	4,650
Depreciation and amortization	52,099	57,645	104,078	115,188
EBITDA	$110,784	$112,024	$170,624	$161,358
Impairment	1,112	—	8,800	—
EBITDAre	$111,896	$112,024	$179,424	$161,358
Transaction costs	10	55	60	57
Non-cash ground rent on operating and finance leases	1,716	1,823	3,431	3,662
Management/franchise contract transition costs	50	—	130	5
Non-cash amortization of acquired intangibles	(49)	(465)	(101)	(937)
Amortization of share-based compensation expense	2,563	3,522	4,869	6,741
Unrealized loss on investment	—	—	1,639	2,662
Adjusted EBITDAre	$116,186	$116,959	$189,452	$173,548
Business interruption insurance income	—	(3,242)	—	(7,545)
Corporate general and administrative and other	7,636	7,262	16,569	15,803
Hotel EBITDA	$123,822	$120,979	$206,021	$181,806
Hotel EBITDA from non-same-property hotels	(481)	(5,831)	(446)	(2,230)
Same-Property Hotel EBITDA	$123,341	$115,148	$205,575	$179,576

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 11

Pebblebrook Hotel Trust
Reconciliation of Q3 2026 and Full Year 2026 Outlook Net Income (Loss) to FFO, FFO Available to Common Share and Unit Holders, and Adjusted FFO Available to Common Share and Unit Holders
(in millions, except per share data)
(Unaudited)

	For the three months ending September 30, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$9	$13	$(2)	$6
Adjustments:
Real estate depreciation and amortization	48	48	199	199
Impairment	—	—	9	9
FFO	$57	$61	$206	$214
Distribution to preferred shareholders and unit holders	(11)	(11)	(45)	(45)
Repurchase of preferred shares	—	—	7	7
FFO available to common share and unit holders	$46	$50	$168	$176
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	4	4	9	9
Adjusted FFO available to common share and unit holders	$55	$59	$194	$202
	.
FFO per common share - diluted	$0.40	$0.44	$1.46	$1.53
Adjusted FFO per common share - diluted	$0.48	$0.52	$1.69	$1.76

Weighted-average number of fully diluted common shares and units	114.5	114.5	114.7	114.7

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 12

Pebblebrook Hotel Trust
Reconciliation of Q3 2026 and Full Year 2026 Outlook Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
($ in millions)
(Unaudited)

	For the three months ending September 30, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$9	$13	$(2)	$6
Adjustments:
Interest expense and income tax expense	31	31	119	119
Depreciation and amortization	48	48	199	199
EBITDA	$88	$92	$316	$324
Impairment	—	—	9	9
EBITDAre	$88	$92	$325	$333
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	—	—	3	3
Adjusted EBITDAre	$93	$97	$345	$353

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 13

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Same-Property Occupancy	79.4%	78.1%	73.9%	70.6%
2026 vs. 2025 Increase	1.7%		4.8%

Same-Property ADR	$326.60	$311.80	$321.31	$309.44
2026 vs. 2025 Increase	4.7%		3.8%

Same-Property RevPAR	$259.41	$243.52	$237.61	$218.31
2026 vs. 2025 Increase	6.5%		8.8%

Same-Property Total RevPAR	$405.24	$386.93	$375.55	$350.49
2026 vs. 2025 Increase	4.7%		7.1%

Notes:
For the three months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026.

For the six months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 14

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	For the three months ended June 30,	For the six months ended June 30,
	2026	2026
Same-Property RevPAR variance to 2025:
San Francisco	16.0%	29.6%
Chicago	13.7%	11.3%
Los Angeles	8.6%	18.8%
Boston	6.3%	3.1%
Portland	(4.4%)	(2.4%)
San Diego Downtown	(9.1%)	(1.2%)
Washington, DC	(9.9%)	(16.0%)

Resorts	12.0%	9.8%
Urban	4.1%	8.3%
Notes:
For the three months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026.

For the six months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 15

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Same-Property Revenues:
Room	$258,178	$242,289	$472,714	$434,187
Food and beverage	101,537	100,460	191,921	184,630
Other	43,609	42,230	82,516	78,244
Total hotel revenues	403,324	384,979	747,151	697,061

Same-Property Expenses:
Room	$64,298	$62,335	$123,827	$117,618
Food and beverage	71,139	68,854	135,475	130,883
Other direct	10,464	9,875	20,121	19,047
General and administrative	30,461	29,304	59,134	56,610
Information and telecommunication systems	6,063	5,799	12,286	11,435
Sales and marketing	29,446	27,498	55,349	52,228
Management fees	11,015	10,896	19,349	18,599
Property operations and maintenance	13,535	12,638	26,781	25,039
Energy and utilities	11,223	10,930	22,551	22,582
Property taxes	15,854	16,190	32,905	32,347
Other fixed expenses	16,485	15,512	33,798	31,097
Total hotel expenses	279,983	269,831	541,576	517,485

Same-Property Hotel EBITDA	$123,341	$115,148	$205,575	$179,576

Same-Property Hotel EBITDA Margin	30.6%	29.9%	27.5%	25.8%

Notes:
For the three months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026.

For the six months ended June 30, 2026, the above table includes information from all hotels owned as of June 30, 2026, except for the following:
  • Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 16

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2025	2025	2025	2025	2025

Occupancy	63%	78%	80%	69%	72%
ADR	$307	$312	$298	$289	$302
RevPAR	$193	$244	$237	$199	$218

Hotel Revenues	$309.9	$385.0	$374.6	$333.4	$1,402.8
Hotel EBITDA	$64.1	$115.1	$100.1	$68.9	$348.2
Hotel EBITDA Margin	20.7%	29.9%	26.7%	20.7%	24.8%

	First Quarter	Second Quarter
	2026	2026

Occupancy	68%	79%
ADR	$315	$327
RevPAR	$216	$259

Hotel Revenues	$340.9	$403.3
Hotel EBITDA	$81.4	$123.3
Hotel EBITDA Margin	23.9%	30.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2026. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes, and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 17

Pebblebrook Hotel Trust
2026 Same-Property Inclusions

Hotels	Q1	Q2	Q3	Q4

Chamberlain West Hollywood Hotel	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s estimates and assumptions for 2026 Same-Property RevPAR, RevPAR growth, Total Revenue growth, Total Expense growth, Hotel EBITDA, and Hotel EBITDA growth include all of the hotels the Company owned as of June 30, 2026, except for the following:
•Chamberlain West Hollywood Hotel is included in Q1 only, due to its subsequent sale.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

                                                        Page 18